UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2016

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11605 North Community House Road, Suite 600

Charlotte, North Carolina 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (704) 501-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, the Board of Directors (the “Board”) of Carlisle Companies Incorporated (the “Company”) elected Jonathan R. Collins to the Board, effective that day, as part of the class with a term expiring at the 2019 annual meeting of stockholders. Mr. Collins has been appointed to serve on the Board’s Corporate Governance and Nominating Committee. In connection with his election as a director, Mr. Collins will receive compensation in accordance with the Company’s director compensation policy for independent directors, specifically a $50,000 restricted share unit grant upon election to the Board as well as a grant of $40,000 of restricted share units, representing a proration of the director’s $120,000 restricted share unit annual award. There are no arrangements or understandings between Mr. Collins and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Collins that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

A copy of the related press release is filed with this report as Exhibit 99.1.

Item 8.01                                           Other Events.

On September 13, 2016, the Company announced that the Board had authorized the repurchase of an additional 4.1 million shares of the Company’s common stock, increasing the Company’s authorization to approximately 5.0 million shares. Share repurchases will be at management’s direction from time to time in the open market at prevailing market prices, in privately negotiated transactions or through block trades. The timing and amount of repurchases will depend on the market price of the Company’s common stock, general market conditions, applicable legal requirements and other corporate developments. A copy of the news release the Company issued announcing this authorization is attached hereto as Exhibit 99.2.

The information contained in this Item 8.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 8.01, including Exhibit 99.2, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release of Carlisle Companies Incorporated issued September 13, 2016 announcing the appointment of Mr. Collins.

99.2	Press Release of Carlisle Companies Incorporated issued September 13, 2016 announcing an increase in share repurchase authority.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date: September 15, 2016	By:	/s/ Steven J. Ford
Steven J. Ford
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Carlisle Companies Incorporated issued September 13, 2016 announcing the appointment of Mr. Collins.

99.2	Press Release of Carlisle Companies Incorporated issued September 13, 2016 announcing an increase in share repurchase authority.